UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2015 (January 26, 2015)

Apco Oil and Gas International Inc.

(Exact name of Registrant as Specified in its Charter)

Cayman Islands	0-8933	98-0199453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Williams Center, 35th Floor, Tulsa, Oklahoma	74172
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (539) 573-2164

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 26, 2015, Apco Oil and Gas International Inc., a Cayman Islands exempted company limited by shares (“Apco” or the “Company”) held an extraordinary general meeting of its shareholders (the “Extraordinary General Meeting”).

The purpose of the Extraordinary General Meeting was for the shareholders to consider and vote upon the following proposals: (1) the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 2, 2014, by and among the Company, Pluspetrol Resources Corporation (“Parent”) and Pluspetrol Black River Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”) (and the plan of merger exhibited thereto) and (2) the approval, on a non-binding advisory basis, of “golden parachute” compensation that certain executive officers of the Company will or may receive in connection with the Merger. Each of the proposals is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 22, 2014 (the “Proxy Statement”).

Proposal 1: Adoption of the Merger Agreement (and the plan of merger exhibited thereto).

The shareholders adopted the Merger Agreement (and the plan of merger exhibited thereto).

For	Against	Abstain	Broker Non-Votes
24,548,108	188,268	42,293	N/A

Proposal 2: Advisory Vote Relating to Merger-Related Compensation

The shareholders approved, on a non-binding, advisory basis, “golden parachute” compensation that certain executive officers of the Company will or may receive in connection with the Merger as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
23,760,825	918,055	99,789	N/A

Item 8.01. Other Events.

On January 26, 2015, the Company issued a press release announcing the results of the Extraordinary General Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this Form 8-K.

Exhibit Number	Description

99.1	Press Release issued by Apco Oil and Gas International Inc., dated January 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2015	APCO OIL AND GAS INTERNATIONAL INC.

	By:	/s/ Amy Flakne
Amy Flakne
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Apco Oil and Gas International Inc., dated January 26, 2015.